Exhibit 99.1

FireEye Reports Above-Guidance Revenue and Billings and Improved Operating Margins for First Quarter 2017

•	All first quarter financial metrics above guidance ranges

•	Operating margins improved by more than 50 percent year-over-year

•	Initial FireEye Helix purchases delivered to end-user customers

MILPITAS, Calif. – May 2, 2017 – FireEye, Inc. (NASDAQ: FEYE), the intelligence-led security company, today announced financial results for the first quarter ended March 31, 2017.

“We made continued progress on our path to profitability in the first quarter, improving operational efficiency while managing transitions on multiple fronts,” said Kevin Mandia, FireEye chief executive officer. “We met or exceeded our guidance ranges on all financial metrics, and achieved significant milestones on our product roadmap, including the general availability of the FireEye Helix platform and a new release of our next generation HX endpoint solution.”

“We continue to drive innovation in the security industry -- leveraging our unique combination of technology, intelligence, and expertise -- and this has enabled us to move forward with a product strategy that is aligned with our customers' priorities, including cloud migration, endpoint upgrades, and improved analytics for more efficient security operations,” added Mandia. “The Helix platform combines our network and endpoint detection and prevention technologies, our award-winning MVX engine, FireEye iSIGHT intelligence and cloud-based analytics in an end-to-end detection and response platform designed to simplify, integrate, and automate security operations. This new offering -- combined with our progress expanding our customer base, improving our channel relationships, and strengthening our management team -- creates a solid foundation for the future. I believe we have the focus and the resources necessary to achieve our targets for renewed growth in the second half of 2017 and balanced growth and profitability in the future.”

First Quarter 2017 Financial Results

•	Revenue of $173.7 million, an increase of 3 percent from the first quarter of 2016 and above the guidance range of $160 to $166 million.

•	Billings of $152.4 million, a decrease of 18 percent from the first quarter of 2016 and above the guidance range of $130 to $150 million.[1]

•	GAAP gross margin of 63 percent, compared to 57 percent in the first quarter of 2016.

•	Non-GAAP gross margin of 73 percent, compared to 70 percent in the first quarter of 2016 and above the guidance of approximately 70 percent.[1]

•	GAAP operating margin of negative 41 percent, compared to negative 93 percent in the first quarter of 2016.

•
Non-GAAP operating margin of negative 7 percent, compared to negative 44 percent in the first quarter of 2016 and better than the guidance range of approximately negative 24 percent to negative 26 percent of revenue.[1]

•	GAAP net loss per share of $0.48, compared to a GAAP net loss per share of $0.98 in the first quarter of 2016.

•	Non-GAAP net loss per share of $0.09, compared to a non-GAAP net loss per share of $0.47 in the first quarter of 2016 and better than the guidance range of $0.26 to $0.28.[1]

•
Cash flow from operations of negative $17.0 million, compared to cash flow from operations of negative $22.5 million in the first quarter of 2016 and better than the guidance range of negative $30 to negative $40 million.

“We demonstrated significant improvement in efficiency in the first quarter by reducing our non-GAAP operating loss by $60 million, compared to the first quarter of 2016,” said Frank Verdecanna, FireEye executive vice president and chief financial officer. "Our first quarter results give us confidence in our ability to achieve non-GAAP operating income in the fourth quarter of 2017 and positive operating cash flow for the year,” added Verdecanna.

1 A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

Second Quarter and Updated 2017 Outlook
FireEye provides guidance based on current market conditions and expectations.
For the second quarter of 2017, FireEye currently expects:

•	Total revenue in the range of $173 million to $179 million.

•	Billings in the range of $155 million to $175 million.

•	Non-GAAP gross margin of approximately 72 percent.

•	Non-GAAP operating margin of approximately negative 9 percent to negative 10 percent of revenue.

•	Non-GAAP net loss per share of $0.10 to $0.14.

•	Cash flow from operations of negative $17 million to negative $27 million.
Non-GAAP net loss per share for the second quarter assumes interest expense of approximately $3.0 million associated with the company’s convertible senior notes, provision for income taxes of between $1.0 and $1.5 million, and weighted average shares outstanding of approximately 176 million.

For 2017, FireEye currently expects:

•	Revenue in the range of $724 million to $736 million.

•	Billings in the range of $745 million to $775 million.

•	Positive non-GAAP operating income in the fourth quarter of 2017.

•	Non-GAAP net loss per share of $0.26 to $0.36.

•	Positive cash flow from operations of $1 to $10 million.

•
Capital expenditures between $40 and $50 million. Capital expenditures expectations for 2017 include an estimated $22 million in capital expenses associated with the expected move of the company’s headquarters from five separate buildings to a single building in Milpitas in mid-2017.

Non-GAAP net loss per share for 2017 assumes interest expense of approximately $12.1 million, paid semi-annually in June and December, associated with the company's convertible senior notes, provision for income taxes of between $5 and $6 million, and weighted average shares outstanding of approximately 177 million.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis due to the uncertainty regarding, and the potential variability of, the amounts of stock-based compensation expense, amortization of intangible assets, and other non-recurring expenses that may be incurred in the future. Stock-based compensation expense is impacted by the company’s future hiring and retention needs, as well as the future fair market value of the company’s common stock, all of which is difficult to predict and subject to constant change. The actual amount of stock-based compensation in the second quarter of 2017 will have a significant impact on the company’s GAAP operating margin and net loss per share. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

Conference Call Information
FireEye will host a conference call today, May 2, 2017, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its first quarter financial results and the company’s outlook for the second quarter and full year 2017. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company's website at http://investors.fireeye.com. An archived version of the webcast will be available at the same website shortly after the conclusion of the live event.

Forward-Looking Statements
This press release contains forward-looking statements, including statements related to future financial results for the second quarter and full year 2017, including revenue, revenue growth rates, billings, billings growth rates, non-GAAP gross margin, non-GAAP operating margin, operating cash flows, interest expense, provision for income taxes, non-GAAP net loss per share, weighted average shares outstanding and capital expenditures in the section entitled “Second Quarter and Updated 2017 Outlook” above, as well as statements related to FireEye's path to profitability, expectations regarding the growth in FireEye's business, the size of FireEye’s market opportunity, FireEye’s ability to maintain its recently reduced operating expense levels, and the anticipated benefits of FireEye’s strategic initiatives and recently introduced offerings.
These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; real or perceived defects, errors or vulnerabilities in FireEye's products or services; any delay in FireEye’s release of products or services; FireEye's ability to react to trends and challenges in its business and the markets in which it operates; FireEye's ability to anticipate market needs or develop new or enhanced products and services to meet those needs; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to attract new and retain existing customers and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-K filed with the Securities and Exchange Commission on February 24, 2017, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.
All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, service, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any offering, technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.
Non-GAAP Financial Measures
In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company's financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. FireEye also excludes deferred revenue assumed in connection with acquisitions. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.
Non-GAAP gross margin, operating margin, net loss and net loss per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of intangible assets, and, as applicable, other special items, divided by total revenue. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, change in fair value of contingent earn-out liability, restructuring charges, and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units that are anti-dilutive.
Non-GAAP net loss and net loss per share in the first quarter of 2017 excluded stock-based compensation expense, amortization of intangible assets, non-cash interest expense related to the convertible senior notes issued in June 2015, and change in fair value of contingent earn-out liability. Non-GAAP net loss and net loss per share for the first quarter of 2016 excluded stock-based compensation expense, amortization of intangible assets, acquisition expenses, restructuring charges, non-cash interest expense related to the convertible senior notes issued in June 2015, and non-recurring benefit from income taxes.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company's core business operating results, over multiple periods.
There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company's business. Stock-based compensation is an important part of FireEye employees' overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, change in fair value of contingent earn-out liability, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.
About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting.  With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 5,800 customers across 67 countries, including more than 40 percent of the Forbes Global 2000.

© 2017 FireEye, Inc. All rights reserved. FireEye, iSIGHT, Mandiant, Helix and MVX are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.
Media contact:
Vitor De Souza
FireEye, Inc.
415-699-9838
vitor.desouza@fireeye.com

Investor contact:
Kate Patterson
FireEye, Inc.
408-321-4957
kate.patterson@fireeye.com
Source: FireEye

FireEye, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$163,374	$223,667
Short-term investments	711,637	712,058
Accounts receivable, net	105,900	121,150
Inventories	6,195	5,955
Prepaid expenses and other current assets	30,278	25,081
Total current assets	1,017,384	1,087,911
Property and equipment, net	60,814	61,852
Goodwill	978,260	978,260
Intangible assets, net	229,245	244,032
Deposits and other long-term assets	10,292	10,910
Total assets	$2,295,995	$2,382,965
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$25,487	$20,269
Accrued and other current liabilities	22,067	22,997
Accrued compensation	50,083	96,004
Deferred revenue, current portion	396,628	397,118
Total current liabilities	494,265	536,388
Convertible senior notes, net	751,206	741,980
Deferred revenue, non-current portion	235,557	256,398
Other long-term liabilities	8,320	7,087
Total liabilities	1,489,348	1,541,853
Stockholders' equity:
Common stock	18	17
Additional paid-in capital	2,731,108	2,682,909
Treasury stock	(150,000)	(150,000)
Accumulated other comprehensive loss	(1,419)	(1,742)
Accumulated deficit	(1,773,060)	(1,690,072)
Total stockholders’ equity	806,647	841,112
Total liabilities and stockholders' equity	$2,295,995	$2,382,965

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Revenue:
Product	$23,743	$33,707
Subscription and services	149,995	134,259
Total revenue	173,738	167,966
Cost of revenue: (1)(2)
Product	12,851	17,133
Subscription and services	51,754	54,297
Total cost of revenue	64,605	71,430
Total gross profit	109,133	96,536
Operating expenses: (1)(2)
Research and development	58,352	85,983
Sales and marketing	94,880	123,028
General and administrative (3)(4)	27,615	42,256
Restructuring charges (5)	—	1,670
Total operating expenses	180,847	252,937
Operating loss	(71,714)	(156,401)
Other expense, net (6)	(9,981)	(9,529)
Loss before income taxes	(81,695)	(165,930)
Provision for (benefit from) income taxes (7)	1,293	(10,030)
Net loss attributable to common stockholders	$(82,988)	$(155,900)
Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(0.98)
Weighted average shares used in per share calculations, basic and diluted	172,236	158,781

FireEye, Inc.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(82,988)	$(155,900)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	26,365	30,503
Stock-based compensation	43,889	64,239
Non-cash interest expense related to convertible senior notes	9,226	8,780
Change in fair value of contingent earn-out liability	13	—
Deferred income taxes	251	(11,053)
Other	2,119	938
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business acquisitions:
Accounts receivable	14,584	43,144
Inventories	(1,090)	2,325
Prepaid expenses and other assets	(4,619)	(2,152)
Accounts payable	3,331	(3,391)
Accrued liabilities	(930)	902
Accrued transaction costs of acquiree	—	(7,727)
Accrued compensation	(7,006)	(8,989)
Deferred revenue	(21,331)	17,997
Other long-term liabilities	1,234	(2,132)
Net cash used in operating activities	(16,952)	(22,516)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment and demonstration units	(8,483)	(14,257)
Purchases of short-term investments	(98,480)	(88,805)
Proceeds from maturities of short-term investments	94,689	111,319
Proceeds from sales of short-term investments	3,620	—
Business acquisitions, net of cash acquired	—	(204,926)
Lease deposits	(70)	(678)
Net cash used in investing activities	(8,724)	(197,347)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of debt of acquired business	—	(8,842)
Payments for contingent earn-outs	(38,928)	—
Payment related to shares withheld for taxes	—	(1,124)
Proceeds from exercise of equity awards	4,311	2,840
Net cash used in financing activities	(34,617)	(7,126)
Net change in cash and cash equivalents	(60,293)	(226,989)
Cash and cash equivalents, beginning of period	223,667	402,102
Cash and cash equivalents, end of period	$163,374	$175,113

FireEye, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
GAAP operating loss	$(71,714)	$(156,401)
Stock-based compensation expense (1)	43,889	64,067
Amortization of intangible assets (2)	14,787	15,165
Acquisition related expenses (3)	—	2,413
Change in fair value of contingent earn-out liability (4)	13	—
Restructuring charges (5)	—	1,670
Non-GAAP operating loss	$(13,025)	$(73,086)
GAAP gross margin	63%	57%
Stock-based compensation expense (1)	4%	6%
Amortization of intangible assets (2)	6%	7%
Non-GAAP gross margin	73%	70%
GAAP operating margin	(41)%	(93)%
Stock-based compensation expense (1)	25%	38%
Amortization of intangible assets (2)	9%	9%
Acquisition related expenses (3)	—%	1%
Change in fair value of contingent earn-out liability (4)	—%	—%
Restructuring charges (5)	—%	1%
Non-GAAP operating margin	(7)%	(44)%
GAAP net loss	$(82,988)	$(155,900)
Stock-based compensation expense (1)	43,889	64,067
Amortization of intangible assets (2)	14,787	15,165
Acquisition related expenses (3)	—	2,413
Change in fair value of contingent earn-out liability (4)	13	—
Restructuring charges (5)	—	1,670
Non-cash interest expense related to convertible senior notes (6)	9,226	8,780
Adjustment to provision (benefit) from income taxes (7)	—	(11,282)
Non-GAAP net loss	$(15,073)	$(75,087)
GAAP net loss per common share, basic and diluted	$(0.48)	$(0.98)
Stock-based compensation expense (1)	0.25	0.40
Amortization of intangible assets (2)	0.09	0.10
Acquisition related expenses (3)	—	0.01
Change in fair value of contingent earn-out liability (4)	—	—
Restructuring charges (5)	—	0.01
Non-cash interest expense related to convertible senior notes (6)	0.05	0.06
Adjustment to provision (benefit) from income taxes (7)	—	(0.07)
Non-GAAP net loss per common share, basic and diluted	$(0.09)	$(0.47)
Weighted average shares used in per share calculation for GAAP and Non-GAAP, basic and diluted	172,236	158,781
(1) includes stock-based compensation expense as follows:
Cost of product revenue	$535	$667
Cost of subscription and services revenue	7,497	9,601

	Three Months Ended March 31,
	2017	2016
Research and development	14,525	24,430
Sales and marketing	14,015	16,154
General and administrative	7,317	13,215
Total stock-based compensation expense	$43,889	$64,067
(2) includes amortization of intangible assets as follows:
Cost of product revenue	$2,802	$3,064
Cost of subscription and services revenue	7,376	7,751
Research and development	162	131
Sales and marketing	4,447	4,219
Total amortization of intangible assets	$14,787	$15,165
(3) includes acquisition related expenses as follows:
General and administrative	$—	$2,413
(4) includes change in fair value of contingent earn-out liability as follows:
General and administrative	$13	$—
(5) includes restructuring charges as follows:
Restructuring charges	$—	$1,670
(6) includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$9,226	$8,780
(7) includes adjustment to provision (benefit) from income taxes as follows:
Income tax effect of non-GAAP adjustment	$—	$(11,282)

FireEye, Inc.
RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE
(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
GAAP revenue	$173,738	$167,966
Add change in deferred revenue	(21,331)	39,084
Subtotal	152,407	207,050
Less iSIGHT & Invotas deferred revenue assumed	—	(21,087)
Non-GAAP billings	$152,407	$185,963

FireEye, Inc.
BILLINGS BREAKOUT
(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Product billings	$23,375	$33,370
Product subscription billings	73,541	88,884
Product billings and product subscription billings	96,916	122,254
Support and maintenance billings	23,757	31,346
Professional services billings	31,734	32,363
Non-GAAP billings	$152,407	$185,963

FireEye, Inc.
REVENUE BREAKOUT
(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Product revenue	$23,743	$33,707
Product subscription revenue	87,054	74,163
Product revenue and product subscription revenue	110,797	107,870
Support and maintenance revenue	33,207	28,413
Professional services revenue	29,734	31,683
Total revenue	$173,738	$167,966